EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 22, 1998, relating to the consolidated financial statements of Sullair Argentina Sociedad Anonima and its subsidiary, which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.



PRICE WATERHOUSE & CO.


Buenos Aires, Argentina
May 15, 1998